DERMATOLOGY DEVELOPMENT CORPORATION

June 21, 2013

Molecular Pharmacology Pty Ltd
Level 1, 284 Oxford Street
LEEDERVILLE 6007
Western Australia

Dear Michael,

We wish to confirm an agreement between Dermatology Development Corporation (DDC), a corporation organized under the laws of the State of New York, and Molecular Pharmacology Pty Ltd (MPL). This contract covers the potential royalties concerning the brokering by DDC (Services) of MPL USA's products and technology (Products and Technology) to potential partner and distribution companies in the United States of America (Territory).

FEES

Under this agreement, following the execution of a licensing deal to a potential partner and/or distribution company in the Territory (DDC Client) during the Term (as defined below) of this agreement, as a result of the Services provided by DDC, DDC will be entitled to receive:

  7% of any capital payment received by MPL immediately upon the sale or licensing of Products or Technology to a DDC Client within the Territory; and
  2% of any periodic payments received by  MPL under a product licensing or distribution agreement with a DDC Client within the Territory, net of all costs incurred by MPL in connection with performing its obligations under the respective agreement.

The obligation on MPL to pay, and the entitlement of DDC to receive, fees under this agreement will cease 5 years after the date of this agreement.

Such payment is to be made within 90 days of the completion of the transaction, provided MPL has received the proceeds from the transaction giving rise to the payment obligation.

For purposes of this letter agreement, the term "revenues" shall be interpreted to mean any remuneration received pursuant to the respective agreements.

DDC OBLIGATIONS

DDC agrees with MPL that during the Term it will:

  market the Products and Technology as set out in schedule 1 only for the purpose of commercialization within the Territory;
  comply with all applicable laws and regulations in performing the Services;
  meet its own costs of performing the Services under this agreement; and
  keep true and accurate records of all of its dealings in relation to the Services and provide MPL USA with regular reports of the same as MPL requests.

DDC must not give to any potential client any undertakings or make any representations or statements with regard to the Products or Technology except such as are entirely authorized by MPL in writing.  DDC has no authority to incur liabilities or accept obligations on behalf of MPL , and is not authorised to act as MPL's agent.

EXCLUSIVITY

Nothing in this agreement prevents or restricts MPL USA from exploiting the Products or Technology or engaging another entity to provide the same or similar services as those provided by DDC pursuant to this agreement where such services are provided or relate to business transactions outside of the Territory.

INTELLECTUAL PROPERTY

DDC acknowledges that all intellectual property rights relating to the Products and Technology (including any improvements) are and will remain the sole and exclusive property of MPL and any use or application by DDC is limited to its use to perform its respective obligations and to exercise its rights under this agreement.   DDC will not permit or cause any intellectual property rights relating to the Products or Technology or other proprietary interest in respect of the Products or Technology to be used otherwise than in connection with its rights and obligations under this agreement.

INDEMNITY

DDC indemnifies and keep indemnified MPL and its affiliates from and against and in respect of all claims and for all loss of whatsoever nature suffered or incurred by MPL or its affiliates arising directly or indirectly from, or incurred in connection with, the activities conducted by or on behalf of DDC pursuant to this agreement, including any breach by DDC (or its affiliates) of the obligations set out in this agreement.

TERM AND TERMINATION

The term of the Letter of Agreement will remain in effect for a period of one (1) year from date of execution by both parties, with an additional one (1) year extension upon mutual agreement (Term).

In the event a partner and/or distribution company is brought to MPL by DDC prior to the expiry of the Term, but a transaction with that company has not been executed prior to the expiry of the Term, this agreement will continue to apply in respect of that transaction until the transaction is executed or otherwise discontinued provided the formal transaction is executed within 6 months of the expiry of the Term.

The parties acknowledge that MPL will be free to approach any of the DDC Clients directly following the expiry (or earlier termination) of the Term.

MPL may terminate this agreement by giving DDC at least 30 days' written notice, after the initial one year term has concluded.

No later than 7 days after the termination or expiry of this agreement, DDC must, if required by MPL:

  transfer, or procure the transfer, to MPL of all contacts, contracts, agreements, arrangements and other transactions which have been made by and between DDC and DDC Clients in the Territory pursuant to this agreement; and

  deliver up or destroy, as directed by MPL under MPL's supervision, , all the information provided by MPL to DDC under or in connection with this agreement and must return all property of MPL to MPL.

However, if an agreement or contract is reached between MPL, and any party introduced by DDC to MPL (such introduction happening prior to the termination of this agreement), DDC shall be entitled to a full commission, notwithstanding that the agreement or contract is formally executed after the termination of this agreement, provided the agreement or contract is formally executed within one year of the date of termination.

CONFIDENTIALITY

This agreement is provided on a strictly confidential basis.  Neither this agreement, the party's involvement in any transaction resulting from this agreement, the information it contains nor the content of any subsequent discussions and communications between the parties may be disclosed, without the other's prior written consent, to anyone other than those of the parties' respective employees, officers and advisers who are directly involved in the process or to the extent required to enable a party to comply with any law or the rules of any stock exchange. The obligations in relation to confidential information imposed by this agreement continue despite the termination of this agreement for any reason, until the last item of confidential information is no longer confidential.

ASSIGNMENT

Neither party may assign, transfer or otherwise deal with the whole or any part of its rights, title, interest or obligations under this agreement or any benefit arising under or out of this agreement otherwise than with the prior written consent of the other party (such consent not to be unreasonably withheld).

This letter agreement will be governed by the laws of the State of Western Australia without regard to its conflicts of law principles.

This letter agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and neither party is relying on any promises or guarantees or other representations not expressly contained herein. Please indicate your agreement to the above terms by signing where indicated below.

DERMATOLOGY DEVELOPMENT CORPORATION

By:

/s/ Perry Robins, M.D.

_________________________________
 Perry Robins, M.D.

Accepted and Agreed:

MOLECULAR PHARMACOLOGY PTY LTD

By:

/s/ Michael Palermo

_________________________________
 Michael Palermo

SCHEDULE 1 - PRODUCTS AND TECHNOLOGY

Products

(a)     THERMALIFE CREAM

(b)     THERMALIFE ACTIVE GEL

(c)     THERMALIFE AFTER SUN GEL

(d)     THERMALIFE SPRAY

(e)     THERMALIFE HAND LOTION

(f)      THERMALIFE COSMETICS

Technology

(a)               Nutracel

(b)               Nutracel T

(c)               Nutracel P

(d)               Combinations of Nutracel and various approved naturally derived and synthetic ingredients

(e)               Nutracel based cosmetic formulations for skin care / moisturization

(f)                Nutracel based cosmeceuticals - skin soothing, anti-wrinkle, skin tone evening and other cosmetic endpoints to be defined as an outcome of this contract.

(g)               Nutracel based topical creams and gels for atopic dermatitis, psoriasis, inflammatory skin conditions, acne and other indications to be defined as an outcome of this contract